Exhibit 99.1

SEPARATION AGREEMENT AND RELEASE

THIS SEPARATION AGREEMENT AND RELEASE (this “Agreement”) is entered into as of the 9th day of June, 2009 by and between JAMES R. MILLIGAN (“Mr. Milligan”), and QUADRAMED CORPORATION, a Delaware corporation (the “Company”).

WHEREAS, Mr. Milligan was employed by the Company as an executive officer pursuant to the terms and conditions of that certain Employment Agreement, dated as of July 16, 2007 between the Company and Mr. Milligan, as amended March 26, 2008 (such agreement as amended to date being hereinafter referred to as the “Employment Agreement”), and in connection with such employment, Mr. Milligan has received and continues to hold options to purchase a total of 112,070 shares of Common Stock of the Company as set forth on Schedule 1 hereto pursuant to various option agreements between Mr. Milligan and the Company (collectively, the “Options”).

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its stockholders to terminate Mr. Milligan from his position of Senior Vice President for Sales and Government Programs with the Company.

WHEREAS, such termination of Mr. Milligan’s employment constitutes an “INVOLUNTARY TERMINATION” as defined in the Employment Agreement.

WHEREAS, Mr. Milligan and the Company wish to enter into an agreement concerning his separation from employment with the Company.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, Mr. Milligan and the Company acknowledge and agree as follows:

1.	TERMINATION OF EMPLOYMENT AGREEMENT. The parties hereto agree that Mr. Milligan’s employment with the Company is terminated effective as of June 9, 2009 (the “Termination Date”). In exchange for the payments, benefits, and other agreements of the Company set forth in this Agreement, Mr. Milligan hereby agrees that the Employment Agreement is hereby terminated and canceled effective as of the Termination Date with no compensation, benefits, damages, obligations or other payments owing to Mr. Milligan thereafter (other than as specifically set forth in this Agreement).

2.	CONSIDERATION TO MR. MILLIGAN. The Company shall make the following payments and provide the following additional benefits and consideration to Mr. Milligan, subject to Section 3 hereof.

a.	SEVERANCE BENEFIT. As payment in full of its obligations under the Employment Agreement to pay severance benefits upon an Involuntary Termination, the Company will pay to Mr. Milligan:

i.	An aggregate cash amount equal to $215,000 in equal monthly installments over the twelve (12) month period following the Termination Date, and

ii.	A payment equal to the incentive compensation bonus payable to Mr. Milligan under the Company’s 2009 Incentive Compensation Plan (“ICP”) calculated as if Mr. Milligan achieved 100% of his individual goals under the ICP and based upon the Company’s actual achievement (if any) of its financial performance and/or other objectives set forth in the ICP, pro-rated through the Termination Date, to be paid (if payable) in a lump sum at such time as the Company makes payments under the ICP to other eligible employees, but in no event later than March 15, 2010.

The Company will continue for a period of 12 months after the Termination Date all welfare benefits (other than disability and severance plan benefits) to which Mr. Milligan is currently entitled pursuant to his Employment Agreement.

b.	OPTIONS. Schedule 1 attached hereto accurately reflects all Options and other rights to acquire shares of the Company’s capital stock owned by Mr. Milligan as of the date of this Agreement. All Options which have not already vested shall, on the Termination Date, immediately vest and become exercisable in full. All such vested Options shall otherwise remain subject in all respects to the terms of the option plans or other instruments applicable thereto.

c.	INDEMNIFICATION; D&O INSURANCE. Notwithstanding his termination of employment with the Company, Mr. Milligan (i) shall continue to be entitled to the indemnification rights afforded under the Company’s Fourth Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and that certain Indemnification Agreement between Mr. Milligan and the Company dated as of September 22, 2008 (the “Indemnification Agreement”), and (ii) shall remain covered under the Company’s Directors’ and Officers’ Insurance (“D&O INSURANCE”) policy until June 9, 2015, on no less favorable terms than are provided to any other executive officer of the Company, with respect to acts occurring prior to the Termination Date, and the Company agrees that such D&O Insurance policy shall have policy limits at least as high as the Company’s existing policy.

3.	Mr. Milligan acknowledges that, pursuant to the terms of the Employment Agreement, his entitlement to the benefits outlined above are conditioned on his execution of this Agreement, including the release provisions of Paragraphs 4, 5, 6 and 7.

4.	Mr. Milligan hereby releases and discharges the Company and each and every one of its former or current directors, officers, employees, members, agents, successors, predecessors, subsidiaries, assigns, members, affiliates, and attorneys (hereinafter the “Released Parties”) of and from all causes of action (“Claims”), known or unknown, in law or equity, which Mr. Milligan or his heirs, executors, administrators, assigns, agents, representatives or attorneys ever had or now has by reason of any matter, cause or thing whatsoever at any time up to and including the date of execution of this Agreement, arising under federal, state or local law or ordinance. This release includes, but is not limited to, Claims arising under applicable tort, contract or personal injury laws, the federal and state laws known as Title VII of the Civil Rights Acts of 1964 and 1991 (jointly, “Title VII”), the Americans With Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Consolidated Omnibus Budget Reconciliation Act, the Employee Retirement Income Security Act of 1974 (“ERISA”) (other than claims for accrued benefit(s) to which Employee has a non-forfeitable right under any ERISA pension benefit plan), and the Virginia anti-discrimination and wage-payment statutes. This release includes, but is not limited to, any claim Mr. Milligan or his counsel may have, or had, for payment of attorney’s fees or reimbursement of expenses.

5.	The Company and the Released Parties hereby release and discharge Mr. Milligan and his heirs, executors, administrators, assigns, agents, representatives or attorneys of and from all causes of action (“Claims”), known or unknown, in law or equity, which the Company or the Released Parties ever had or now have by reason of any matter, cause or thing whatsoever at any time up to and including the date of execution of this Agreement, arising under federal, state or local law or ordinance. This release includes, but is not limited to, Claims arising under applicable tort, contract or personal injury laws or theories. This release includes, but is not limited to, any claim the Company or the Company’s counsel may have, or had, for payment of attorney’s fees or reimbursement of expenses.

6.	The release set forth in Paragraph 4 does not include claims that cannot be waived as a matter of law. It is also agreed that Mr. Milligan does not waive his rights (such rights and the enforcement thereof shall not be “Claims” hereunder) (a) to coverage under any directors and officers insurance policy, (b) for indemnification pursuant to QuadraMed’s Certificate of Incorporation or Bylaws, the Indemnification Agreement or any applicable Virginia or Delaware law, statute, regulation, ordinance or constitutional or public policy provisions, in each case, as in effect on the date of this Release for acts or omissions occurring or alleged to have occurred during Mr. Milligan’s employment or other service to QuadraMed, (c) as a shareholder, or (d) to enforce the Separation Agreement.

7.	Except as provided in this Agreement, Mr. Milligan agrees that, absent compulsion of court order, he will not sue or otherwise institute, cause to be instituted, or in any way voluntarily participate or assist in the prosecution of, any complaints against the Company or any of the Released Parties by any non-governmental third party in any federal, state, or other court, administrative agency or other forum concerning any claims released herein. Mr. Milligan affirms that he is waiving all rights to, and will not participate in, any award obtained in connection with any subsequent complaint, charge, or lawsuit filed against the Released Parties by any person.

8.	As stated in Paragraph 4 above, this waiver and release specifically applies to any and all causes of action under the ADEA (and similar statutes under state and local laws), except for a legal challenge to the validity of this ADEA waiver and release. Employee acknowledges that part of the consideration set forth in Paragraph 2 above is provided specifically in order to secure this waiver of age-related claims.

9.	COOPERATION AND ASSISTANCE. Mr. Milligan acknowledges that he may have historical information or knowledge that may be useful to the Company in connection with current or future legal, regulatory or administrative proceedings. Mr. Milligan will reasonably cooperate with the Company in the defense or prosecution of any such claims that relate to events or occurrences that transpired during Mr. Milligan’s employment with the Company. Mr. Milligan’s cooperation in connection with such claims or actions shall include being reasonably available, subject to his other business and personal commitments, to meet with counsel to prepare for discovery or trial and to testify truthfully as a witness when reasonably requested by the Company at reasonable times and with reasonable advance notice to Mr. Milligan. The Company will reimburse Mr. Milligan for (a) if Mr. Milligan is not solely employed as a consultant, any actual loss of compensation from Mr. Milligan’s then current employer as a result of his cooperation under this Section 9 and any actual loss of compensation (not including travel and other expenses) if Mr. Milligan is unable to perform any previously scheduled consulting services as a result of his cooperation under this Section 9, (b) if Mr. Milligan is solely employed as a consultant and unable to perform any consulting services as a result of his cooperation under this Section 9, an amount equal to the number of hours spent by Mr. Milligan in cooperating with the Company under this Section 7 multiplied by $150, and (c) in either event, any reasonable out-of-pocket expenses, including the reasonable fees of Mr. Milligan’s personal attorney, incurred by Mr. Milligan in connection with such cooperation.

10.	RETURN OF PROPERTY; ADMINISTRATIVE SUPPORT. Except as otherwise agreed to by the Company in writing, Mr. Milligan expressly agrees that, promptly after the Termination Date, he will return to the Company all Company property, including, but not limited to, any and all files, computers, computer equipment and software and disks, documents, papers, records, accords, notes, agenda, memoranda, plans, and other books and records of any kind and nature whatsoever containing information concerning the Company or its customers or operations. Notwithstanding the foregoing, Mr. Milligan shall not be required to return his rolodexes, personal diaries, calendars or correspondence or other documents or property that was given to him with the intention that it would become his property.

11.	POST-TERMINATION COVENANTS. In addition to the obligations under this Agreement, Mr. Milligan is a party to that certain Proprietary Information and Non-Competition Agreement with the Company, executed on November 21, 2002, a copy of which is attached to this Agreement as Exhibit “A” (the “Confidentiality Agreement”), which contains certain post-termination obligations with respect to confidentiality, non-competition, non-disparagement and ownership of proprietary rights. Mr. Milligan acknowledges and agrees that the Confidentiality Agreement continues in effect according to its terms.

12.	NO ADMISSION AND NON-DISPARAGEMENT. Nothing in this Agreement shall be deemed to constitute an admission or evidence of any wrongdoing or liability on the part of the Company or Mr. Milligan and the parties agree that neither this Agreement nor any of the terms or conditions contained herein may be used in any future dispute or proceeding between the parties except one to enforce the terms of this Agreement. Mr. Milligan will not provide any disparaging information about the Company to any person or entity who is not a party to this Agreement. The Company will cause its officers, directors, senior executives and human resources personnel not to provide any disparaging information about Mr. Milligan to any person or entity who is not a party to this Agreement. The foregoing two sentences shall not apply in any proceeding to enforce this Agreement.

13.	TAX AND WITHHOLDING. Any federal, state and/or local income, personal property, franchise, excise or other taxes owed by Mr. Milligan as a result of the payments or benefits provided under the terms of this Agreement shall be the sole responsibility and obligation of Mr. Milligan. The parties hereto agree and acknowledge that the Company shall have the right to withhold from any payments made to Mr. Milligan any and all amounts that are necessary to enable the Company to satisfy any withholding or other tax obligation that arises in connection with such payments or benefits, and the Company shall report any such amounts that it determines are compensation income on Form W-2.

14.	NO ORAL MODIFICATION. This Agreement may not be changed orally and no modification, amendment or waiver of any provision contained in this Agreement, or any future representation, promise or condition in connection with the subject matter of this Agreement shall be binding upon any party hereto unless made in writing and signed by both parties.

15.	RESOLUTION OF DISPUTES. Any disputes under or in connection with this Agreement shall, at the election of either party, be resolved by arbitration, to be held in Reston, Virginia in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. In any action or proceeding brought in connection with this Agreement, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses. Notwithstanding the foregoing, any controversy which may arise between Mr. Milligan and the Company with respect to the construction, interpretation or application of any of the terms, provisions, covenants or conditions of the Confidentiality Agreement shall be subject to the terms for dispute resolution provided in the Confidentiality Agreement.

16.	INTEGRATION. This Agreement is entered into without reliance upon any statement, representation, promise, inducement or agreement not expressly contained within the terms hereof. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written agreements concerning their employment relationship, regardless of the adequacy of consideration; provided, however, that this Agreement does not supersede Mr. Milligan’s Confidentiality Agreement, which will remain in full force and effect pursuant to its terms subsequent to the execution of this Agreement. The Company shall have no obligation to make any payment or do any act other than as specifically set forth herein. The terms of this Agreement are contractual and not mere recitals.

17.	SEVERABILITY. If any court of competent jurisdiction holds any provision of this Agreement or all or any portion of the Confidentiality Agreement invalid or unenforceable, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement or the Confidentiality Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

18.	GOVERNING LAW. This Agreement is made and entered into, and shall be subject to, governed by, and interpreted in accordance with the laws of the Commonwealth of Virginia and shall be fully enforceable in the courts of that state, without regard to principles of conflict of laws.

19.	SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, administrators, representatives, executors, successors and permitted assigns, including but not limited to (i) with respect to the Company, any entity with which the Company may merge or consolidate or to which the Company may sell all or substantially all of its assets, and (ii) with respect to Mr. Milligan, his executors, administrators, heirs and legal representatives.

20.	COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the effect of a signed original.

21.	REVOCATION. In accordance with the Older Workers Benefits Protection Act amendments to the Age Discrimination in Employment Act, the Company will hold this offer open for twenty one (21) days from June 9, 2009. In addition, Mr. Milligan may revoke this Agreement at any time within seven (7) days after he signs it. Any revocation must be in writing and delivered to the Company within eight (8) days of signing this Agreement.

22.	EFFECTIVE DATE. Because of Mr. Milligan’s right to revoke this Agreement (as set forth in Paragraph 21 above), this Agreement shall become effective upon the expiration of the revocation period. Mr. Milligan will not be paid any monies under this Agreement before its effective date.

23.	ACKNOWLEDGMENT OF KNOWING AND VOLUNTARY RELEASE. Mr. Milligan acknowledges that he has read and understood the terms of this Agreement and that he is executing it voluntarily.

24.	ADVICE OF COUNSEL. Mr. Milligan acknowledges that he has been encouraged, and has had the opportunity, to consult with counsel of his choice regarding this Agreement.

25.	NOTICES. Any notice required to be given under this Agreement shall be deemed sufficient, if in writing, and sent by certified mail, return receipt requested, via overnight courier, or hand delivered to the Company at 12110 Sunset Hills Road, Reston, Virginia 20190, and to Mr. Milligan at [ADDRESS].

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have executed this Separation Agreement as of the date first above written.

QUADRAMED CORPORATION

By:	/s/ James E. Peebles
Name:	James E. Peebles
Title:	Interim President and Chief Executive Officer

JAMES R. MILLIGAN

/s/ James R. Milligan

Schedule 1

Options

	Number of Options	Exercise Price ($)	Grant Date	Expiration Date
	3,000	$25.75	10/8/2001	6/9/2011
	2,000	$15.45	4/1/2004	6/9/2011
	2,250	$7.70	5/25/2005	6/9/2011
	18,205	$9.50	8/11/2005	6/9/2011
	6,615	$8.50	2/6/2006	6/9/2011
	20,000	$14.15	1/23/2007	6/9/2011
	60,000	$15.95	6/7/2007	6/9/2011
Total	112,070